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                                        Exhibit B to the Distribution Agreement











                                    EMPLOYEE

                                    BENEFITS

                                      AND

                       COMPENSATION ALLOCATION AGREEMENT

                           DATED AS OF April 20, 1998

                                     AMONG

                            SFX BROADCASTING, INC.,


                            SFX ENTERTAINMENT, INC.

                                      AND

                            SBI HOLDING CORPORATION


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                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I.    DEFINITIONS..................................................  1

                  Section 1.1    General...................................  1

ARTICLE II.   RETIREMENT AND WELFARE PLANS.................................  4

                  Section 2.1    SFX 401(k) Plan...........................  4
                  Section 2.2    Welfare Plans.............................  5

ARTICLE III.  GENERAL PROVISIONS...........................................  7

                  Section 3.1    Employment Transfers......................  7
                  Section 3.2    Costs and Expenses........................  7

ARTICLE IV.   MISCELLANEOUS................................................  7

                  Section 4.1    Guarantee of Subsidiaries' Obligations....  7
                  Section 4.2    Sharing of Information....................  7
                  Section 4.3    Termination...............................  7
                  Section 4.4    Rights to Amend or Terminate Plans;
                                   No Third Party Beneficiaries............  8
                  Section 4.5    Complete Agreement........................  8
                  Section 4.6    Governing Law.............................  8
                  Section 4.7    Notices...................................  8
                  Section 4.8    Amendment and Modification................  8
                  Section 4.9    Successors and Assigns....................  8
                  Section 4.10   Counterparts..............................  8
                  Section 4.11   Interpretation............................  9
                  Section 4.12   Legal Enforceability......................  9
                  Section 4.13   References; Construction..................  9
                  Section 4.14   Disputes..................................  9

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                       EMPLOYEE BENEFITS AND COMPENSATION
                              ALLOCATION AGREEMENT

         EMPLOYEE BENEFITS AND COMPENSATION ALLOCATION AGREEMENT, dated as of April 20, 1998 by and between SFX Broadcasting, Inc., a Delaware corporation ("SFX"), and SFX Entertainment, Inc., a Delaware corporation and wholly-owned subsidiary of SFX ("Entertainment"). Unless the context requires otherwise, "SFX" refers to SFX and its subsidiaries (other than Entertainment and its subsidiaries) and "Entertainment" refers to Entertainment and its subsidiaries.

                                  WITNESSETH:

         WHEREAS, pursuant to the terms of that certain Distribution Agreement by and between SFX and Entertainment and dated as of April 20, 1998 (the "Distribution Agreement), the parties have entered into this Agreement regarding certain employment, compensation and benefit matters occasioned by the Distribution; and

         WHEREAS, SBI Holding Corporation (the "Parent") has joined as a signatory and a party to this Agreement in order to preserve and protect its rights under the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Distribution Agreement, each of the parties hereto, on behalf of itself and its subsidiaries, hereby agrees as follows:


                                   ARTICLE I.

                                  DEFINITIONS


SECTION 1.1 GENERAL. Any capitalized terms that are used in this Agreement but not defined herein shall have the meanings set forth in the Distribution Agreement (or, if not defined therein, the meanings set forth in the Merger Agreement), and, as used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Adverse Consequences: means all actions, suits, proceedings, investigations, charges, complaints, claims, demands, judgments, orders, decrees, rulings, damages, fines, costs, amounts paid in settlement, liabilities, losses, and expenses, including court costs and reasonable attorneys' fees and expenses.

         Agreement: this Employee Benefits and Compensation Allocation
    Agreement.

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         Alternate Payee: an alternate payee under a domestic relations order which has been determined by the appropriate Plan administrator to be qualified under Section 414(p) of the Code and Section 206(d) of ERISA and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under any Plan, or an alternate recipient under a medical child support order which has been determined by the appropriate Plan administrator to be qualified under Section 609(a) of ERISA and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any Plan.

         Beneficiary: a beneficiary, dependent or Alternate Payee of a participant in a Plan or the estate of a deceased participant in a Plan, in each case, in his, her or its capacity as such a beneficiary, dependent, Alternate Payee or estate.

         Delsener/Slater Group: defined in Section 5.07(a) of the Merger Agreement.

         Distribution Agreement: defined in the recitals.

         Distribution Date: defined in the Distribution Agreement.

         Distribution Employees: defined in the Distribution Agreement.

         Effective Time: defined in the Merger Agreement.

         Employee: a Distribution Employee and any employee shown on the payroll and other records of the Pre-Distribution Group as being assigned to the Transferred Businesses as of the Distribution Date, if such individual is, at the relevant time, actively at work or on a leave of absence (including, but not limited to, vacation, holiday, sick leave, family and medical leave, disability leave, military leave, jury duty, layoff with rights of recall, and any other leave of absence or similar interruption of active employment that is not considered, according to the policies and practices of such entity, to have resulted in a permanent termination of such individual's employment).

         Entertainment: defined in the preamble.

         Entertainment Participant: any individual who is an Employee or a Beneficiary of an Employee.

         Entertainment 401(k) Plan: a defined contribution plan and any related trust established by Entertainment to receive the SFX 401(k) Plan account balances described in Section 2.1(a).

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         Entertainment Plans: Plans provided by, contributed to or sponsored by one or more members of the Delsener/Slater Group which are initially effective on or after the Distribution Date to provide benefits to Entertainment Participants.

         Entertainment Welfare Plan: a Welfare Plan provided by, contributed to or sponsored by one or more members of the Delsener/Slater Group which is not a SFX Welfare Plan and is initially effective on or after the Distribution Date to provide benefits to Entertainment Participants.

         ERISA: the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation, and the regulations promulgated thereunder.

         Executive Group: defined in the Merger Agreement.

         Merger Agreement: defined in the Distribution Agreement.

         Parent: defined in the recitals.

         Plan: any written or unwritten plan, policy, program, payroll practice, ongoing arrangement, trust, fund, contract, insurance policy or other agreement or funding vehicle provided by, contributed to or sponsored by one or more members of the SFX Group or the Delsener/Slater Group, providing benefits to SFX Participants or Entertainment Participants, regardless of whether it is mandated under local law or negotiated or agreed to as a term or condition of employment or otherwise, and regardless of whether it is governmental, private, funded, unfunded, financed by the purchase of insurance, contributory or noncontributory.

         Pre-Distribution Group: SFX and its subsidiaries prior to the Distribution.

         SFX: defined in the preamble.

         SFX Employee: any individual who is not an Employee who is actively employed or on a leave of absence from (including, but not limited to, vacation, holiday, sick leave, family and medical leave, disability leave, military leave, jury duty, layoff with rights of recall, and any other leave of absence or similar interruption of active employment that is not considered, according to the policies and practices of such entity, to have resulted in a permanent termination of such individual's employment) or was formerly employed by one or more members of the Pre-Distribution Group.

         SFX 401(k) Plan: the SFX Broadcasting 401(k) Plan, or any successor thereto (by merger of plans or otherwise) and any related trust.

         SFX Group: the Pre-Distribution Group, excluding the Delsener/Slater Group.

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         SFX Welfare Plan: any Welfare Plan provided by, contributed to or sponsored by one or more members of the SFX Group on, prior to or after the Distribution Date.

         Welfare Plan: any Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA (whether or not such plan is subject to ERISA) and any Plan that is or is intended to be a cafeteria plan under Code Section 125; provided such term shall not include any severance obligations to the Executive Group nor any stock-based plan or arrangement.


                                  ARTICLE II.

                          RETIREMENT AND WELFARE PLANS

         SECTION 2.1 SFX 401(K) PLAN

         (a) SFX and Entertainment shall take all actions necessary or appropriate so that, as of the Distribution Date, all members of the Delsener/Slater Group shall cease to be participating employers and sponsors of the SFX 401(k) Plan. To the extent the parties determine that distribution of the account balances of Entertainment Participants under the SFX 401(k) Plan cannot be made in accordance with applicable law and the provisions of the SFX 401(k) Plan within ninety (90) days after the Effective Time or such other date or dates mutually agreeable to the parties ("401(k) Distribution Deadlines"), SFX and Entertainment shall take all actions as may be necessary or appropriate in order to effect the transfer of the account balances of the Entertainment Participants under the SFX 401(k) Plan to the Entertainment 401(k) Plan on or as soon as practicable after the 401(k) Distribution Deadlines. Prior to such transfer, SFX and Entertainment shall cooperate to preserve, subject to the terms of the Plan, the rights of Entertainment Participants. The assets transferred shall be equal to the liabilities transferred and shall consist of the assets held in the SFX 401(k) Plan on behalf of the Entertainment Participants, unless the parties mutually agree otherwise. To the extent such transfer is made or any distributions from the SFX 401(k) Plan are submitted for acceptance to the Entertainment 401(k) Plan as rollover contributions, such transfers and rollover contributions shall be subject to receipt by Entertainment of notification from SFX that the SFX 401(k) Plan is intended to be a tax qualified plan under section 401(a) of the Code. Furthermore, acceptance or non-acceptance of any rollover contribution from the SFX 401(k) Plan by the Entertainment 401(k) Plan shall be solely at Entertainment's discretion and, if accepted, shall be subject to any other conditions and restrictions that Entertainment in its sole discretion decides to impose.

         (b) With respect to the SFX 401(k) Plan and the Entertainment 401(k) Plan, SFX and Entertainment shall cooperate in good faith in making all submissions or filings related to the implementation of this Section 2.1 and/or pre-Effective Time matters that are required under the Code or ERISA and the regulations thereunder and any other applicable laws. SFX and Entertainment shall also cooperate in good faith in providing information and copies of documents

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that SFX or Entertainment considers appropriate or necessary with respect to any of the aforementioned submissions or filings, implementing all appropriate communications with partici pants, maintaining and transferring appropriate records, notifying the other party of any Internal Revenue Service, Department of Labor or other governmental entity examinations or other actions with respect to the SFX 401(k) Plan and taking all such other actions as may be necessary or appropriate to implement the provisions of this Section 2.1 and to cause the transfers pursuant to Section 2.1(a) to take place as soon as practicable after the date or dates described in Section 2.1(a).

         SECTION 2.2 WELFARE PLANS.

         (a) SFX and Entertainment shall take all actions necessary or appropriate so that, as of the later of the Effective Time or June 1, 1998, all members of the Delsener/Slater Group shall cease to be participating employers and sponsors of the SFX Welfare Plans. The SFX Group shall have sole responsibility for retaining and discharging: (1) all Liabilities and Adverse Consequences relating to or arising out of the SFX Welfare Plans by or in respect of Entertainment Participants who are not Distribution Employees or Beneficiaries of Distribution Employees with respect to claims incurred on or prior to the later of the Distribution Date or the date all members of the Delsener/Slater Group cease to be participating employers and sponsors of the relevant SFX Welfare Plan (which date shall not be later than the later of the Effective Time or June 1, 1998), provided such claims are filed or submitted within the time period required under the SFX Welfare Plan; (2) all Liabilities and Adverse Consequences relating to or arising out of the SFX Welfare Plans by or in respect of Entertainment Participants who are Distribution Employees or Beneficiaries of Distribution Employees with respect to claims incurred on or prior to the later of the Effective Time or the date all members of the Delsener/Slater Group cease to be participating employers and sponsors of the relevant SFX Welfare Plan (which date shall not be later than the later of the Effective Time or June 1, 1998), provided such claims are filed or submitted within the time period required under the SFX Welfare Plan; and (3) all Liabilities and Adverse Consequences relating to or arising out of the SFX Welfare Plans by or in respect of individuals who are not Entertainment Participants. Effective as of the Distribution Date, the Delsener/Slater Group shall have no Liabilities and shall not be responsible for any Adverse Consequences relating to or arising out of the SFX Welfare Plans except, to the extent one or more of its members continues to be a participating employer or sponsor of a SFX Welfare Plan, for the amounts described in Section 2.2(c). For purposes of this Section 2.2, a claim shall be deemed incurred when the service is rendered and not when an individual is formally billed or charged for the service.

         (b) Except as specifically set forth in this Section 2.2, Entertainment shall take all actions necessary or appropriate to establish Entertainment Welfare Plans to provide such Welfare Plan benefits as Entertainment determines necessary or appropriate, if any, to Entertainment Participants. Entertainment shall have sole responsibility for retaining and discharging all Liabilities and Adverse Consequences relating to or arising out of the Entertainment Welfare Plans. Any Entertainment Welfare Plan established on or shortly after the Effective Time to

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replace the primary self-funded medical and dental SFX Welfare Plan covering the Entertainment Participants and their Beneficiaries as of the Effective Time shall provide that all Entertainment Participants and their Beneficiaries who are covered by such plan as of the Effective Time shall be initially eligible to participate in such Entertainment Welfare Plan without being subject to any waiting period to participate nor any limitation on pre-existing conditions.

         (c) Prior to the month in which the Distribution Date occurs, the Delsener/Slater Group shall pay premiums and contributions with respect to the coverage of Entertainment Participants and Beneficiaries of Entertainment Participants under the SFX Welfare Plans in accordance with past practices and procedures. With respect to the month in which the Distribution Date occurs and any month thereafter (or portion thereof) that one or more members of the Delsener/Slater Group is a participating employer or sponsor of a SFX Welfare Plan, the Delsener/Slater Group shall retain the portion of the premiums and contributions with respect to such SFX Welfare Plans that would have otherwise been paid by the participants employed by the Delsener/Slater Group and their covered Beneficiaries for such month (or portion thereof) and pay to SFX as soon as practicable after such month either the following amounts or such other amounts mutually agreeable to SFX, Entertainment and SBI Holding Corporation:
(i) with respect to a fully insured SFX Welfare Plan (i.e., the life, supplemental life and long term disability insurance plan), the employer and participant portions of the premiums for the coverage of the participants in the fully insured SFX Welfare Plan who are employed by the Delsener/Slater Group and their covered Beneficiaries for such month (or portion thereof); and
(ii) with respect to a SFX Welfare Plan that is not fully insured (i.e., the partially self-funded medical and dental plan): the sum of (A) the fixed cost (i.e., the amount charged by New York Life or any other third party administrator each month for all of the SFX Welfare Plan's costs other than claims, including but not limited to, costs related to stop loss coverage, claims administration, and state and local governmental levies and taxes) for those participants in the SFX Welfare Plan who are employed by the Delsener/Slater Group and their covered Beneficiaries for such month (or portion thereof), and (B) the amount of claims for which New York Life or any other third party administrator charges SFX for such month (or portion thereof) with respect to the participants employed by the Delsener/Slater Group and their covered Beneficiaries which are filed or submitted within the time period required under the SFX Welfare Plan and are not in excess of the amounts covered by the stop loss coverage of the SFX Welfare Plan. Until the later of the Effective Time or June 1, 1998, SFX shall maintain under its SFX Welfare Plans that are not fully insured the same stop loss coverages as existed prior to the Distribution Date with respect to the participants employed by the Delsener/Slater Group and their covered Beneficiaries. Additionally, with respect to a SFX Welfare Plan that is not fully insured (i.e., the partially self-funded medical and dental plan), Entertainment shall pay SFX the amount charged by New York Life or any other third party administrator for the run-off claims of those participants in the SFX Welfare Plan who are employed by the Delsener/Slater Group and their covered Beneficiaries (i.e., claims incurred prior to the later of the Distribution Date or the date these individuals cease to participate in the relevant SFX Welfare Plan -- which date shall be no later than the later of the Effective Time or June 1, 1998 -- that are not otherwise paid by Entertainment provided such claims are filed or submitted

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within the time period required under the SFX Welfare Plan and are not in excess of the stop loss coverage of the SFX Welfare Plan).

                                  ARTICLE III.

                               GENERAL PROVISIONS

         SECTION 3.1 EMPLOYMENT TRANSFERS. Subject to Section 4.3 of the Distribution Agreement and Section 5.07 of the Merger Agreement, Entertainment and SFX shall take all steps necessary and appropriate so that, on or immediately after the Distribution Date, all Employees who are not Distribution Employees are employed, or (where employment does not continue by operation of law) are offered employment, by a member of the Delsener/Slater Group, and all SFX Employees who are not former employees of the Pre-Distribution Group are employed, or (where employment does not continue by operation of law) are offered employment, by a member of the SFX Group. Such steps shall include, where necessary or appropriate under local law, making employment offers and/or transferring contracts of employment.

         SECTION 3.2 COSTS AND EXPENSES. The Delsener/Slater Group and SFX Group shall bear their own costs and expenses with respect to actions taken to comply with this Agreement, except as otherwise provided in this Agreement.


                                  ARTICLE IV.

                                 MISCELLANEOUS


         SECTION 4.1 GUARANTEE OF SUBSIDIARIES' OBLIGATIONS. Each of SFX and Entertainment shall cause to be performed, and hereby guarantees the performance and payment of, all actions, agreements, obligations and Liabilities set forth herein to be performed or paid by any subsidiary of such party which is contemplated by the Distribution Agreement to be a subsidiary of such party on or after the Distribution Date.

         SECTION 4.2 SHARING OF INFORMATION. Each of SFX and Entertainment shall provide to the other all such information and copies of documents in its possession as the other may reasonably request to enable it to administer its employee benefit plans and programs, and to determine the scope of, and fulfill, its obligations under this Agreement. Such information and copies of documents shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the party providing such information be obligated to incur any direct expense not reimbursed by the party making such request (but any such direct expense to be reimbursed shall be reasonable in amount), nor to make such information available outside its normal business hours and premises.

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         SECTION 4.3 TERMINATION. This Agreement shall be terminated in the event that the Distribution Agreement is terminated and the Distribution abandoned prior to the Distribution Date. In the event of such termination, neither party shall have any liability of any kind to the other party under this Agreement.

         SECTION 4.4 RIGHTS TO AMEND OR TERMINATE PLANS; NO THIRD PARTY BENEFICIARIES. No provisions of this Agreement shall be construed (i) to limit the right of SFX, any other member of the SFX Group, Entertainment or any other member of the Delsener/Slater Group to amend any Plan or terminate any Plan, or
(ii) to create any right or entitlement whatsoever in any employee of the Pre-Distribution Group, former employee of the Pre-Distribution Group or Beneficiary, including a right to continued employment or to any benefit under a Plan or any other compensation. This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         SECTION 4.5 COMPLETE AGREEMENT. This Agreement and the agreements and other documents referred to herein (including, but not limited to, the Distribution Agreement, Merger Agreement and Tax Sharing Agreement) shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         SECTION 4.6 GOVERNING LAW. Subject to applicable U.S. federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including matters of validity, construction, effect, performance and remedies.

         SECTION 4.7 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be given in accordance with the provisions of the Distribution Agreement.

         SECTION 4.8 AMENDMENT AND MODIFICATION. Except as set forth in Section 4.3, no provision of this Agreement may be waived, amended, modified, supplemented or terminated without the written agreement of SFX and Entertainment and without the consent of the Parent, which consent shall not be unreasonably withheld.

         SECTION 4.9 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

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         SECTION 4.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 4.11 INTERPRETATION. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 4.12 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon any such determination that a provision of this Agreement is prohibited or unenforceable in whole or in part, the court or arbitral panel making such determination shall have the power to modify such invalidated provision so as to effect the original intent of the parties as closely as possible.

         SECTION 4.13 REFERENCES; CONSTRUCTION. References to any "Article" or "Section," without more, are references to Articles or Sections of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

         SECTION 4.14 DISPUTES. If a dispute arises between SFX and Entertainment as to the interpretation or the implementation of this Agreement, the provisions of Article XI of the Distribution Agreement shall be used to resolve the dispute.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.


                                            SFX BROADCASTING, INC.

                                            By: /s/ Thomas P. Benson
                                               --------------------------------
                                            Name:  Thomas P. Benson
                                            Title: Chief Financial Officer


                                            SFX ENTERTAINMENT, INC.

                                            By: /s/ Thomas P. Benson
                                               --------------------------------
                                            Name:  Thomas P. Benson
                                            Title: Chief Financial Officer


                                            SBI HOLDING CORPORATION
                                            (with respect to Section 4.8 only)


                                            By: /s/ William Banowsky, Jr.
                                               --------------------------------
                                            Name:  William Banowsky, Jr.
                                            Title: Vice President

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